Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: See Containers Ltd., et al	Case No.	06-11156(KJC)
	Reporting Period:	May 1, 2007 - May 31, 2007

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month**

Submit copy of report to any official committee appointed in the case.

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached
Schedule of Cash Receipts and Disbursements	MOR-1	X
Bank Reconciliation (or copies of debtor’s bank reconciliations)	MOR-1 (CON’T)
Copies of bank statements
Cash disbursements journals
Statement of Operations	MOR-2	X
Balance Sheet	MOR-3	X
Status of Postpetition Taxes	MOR-4
Copies of IRS Form 6123 or payment receipt
Copies of tax returns filed during reporting period
Summary of Unpaid Postpetition Debts	MOR-4	X
Listing of aged accounts payable
Accounts Receivable Reconciliation and Aging	MOR-5	X
Debtor Questionnaire	MOR-5	X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ Laura Barlow
Signature of Authorized Individual*	Date 9 July 2007
(on behalf of Sea Containers Ltd)

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

/s/ Laura Barlow
Signature of Authorized Individual*	Date 9 July 2007
(on behalf of Sea Container Services Limited)

Laura Barlow	Chief Financial Officer
Printed Name of Authorized Individual	Title of Authorized Individual

* Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

** As agreed with the US Trustee office, MORs will be filed the 30th after each Month                                       FORM MOR

(9/99)

SEA CONTAINERS LTD., et al.
INDEX TO MONTHLY OPERATING REPORT

Description	Pages

General Notes to Monthly Operating Report	1-2

Schedule of Cash Receipts and Disbursements for Sea Containers Ltd. listing bank account details with month end period balances	3-4

Schedule of Cash Receipts and Disbursements for Sea Containers Services Ltd. listing bank account details with month end period balances	5

Bank Reconciliation Attestation	6

Balance Sheet and Statement of Operations for Sea Containers Ltd.	7-10

Balance Sheet and Statement of Operations for Sea Containers Services Ltd	11-13

Balance Sheet for Sea Containers Caribbean Inc.	14-15

Schedule of Intercompany Activity for Sea Containers Ltd.	16-17

Schedule of Intercompany Activity for Sea Containers Services Ltd.	18

Tax Attestation	19

Statement Regarding Insurance Policies	19

Schedule of Accounts Receivable and Aging for Sea Containers Ltd	20

Schedule of Accounts Receivable and Aging for Sea Containers Services Ltd	21

Schedule of Post-Petition Aged Creditors for Sea Containers Ltd	22

Schedule of Post-Petition Aged Creditors for Sea Containers Services Ltd	23

Debtors Questionnaire	24

SEA CONTAINERS LTD., et al

MONTHLY OPERATING REPORT, MAY 2007

NOTES TO MONTHLY OPERATING REPORT

General

For financial reporting purposes, Sea Containers Ltd. prepares consolidated financial statements relating to Sea Containers Ltd. and its affiliates and subsidiaries (the “Sea Containers Group”) that are filed with the Securities and Exchange Commission (the “SEC”).  Unlike the consolidated financial statements, the financial statements in this report reflect only the assets and liabilities of each individual Debtor (as defined below).

The information furnished in this report includes primarily normal recurring adjustments and reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial information.  In particular, management wishes to highlight note three on page seven and note two on page ten.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

The financial statements in this report represent the company’s internal accounting, on an unaudited and uncertified basis.  As of July 9, 2007, Sea Containers Ltd. has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form
10-Q reports for the quarters ended March 31, 2006, June 30, 2006 and September 31, 2006.  The certification and audit process may result in adjustments to the stated assets and liabilities.

Chapter 11 Reorganization Proceedings

On October 15, 2006 (the “Petition Date”), Sea Containers Ltd. (“SCL”), Sea Containers Services Ltd. (“Services”) and Sea Containers Caribbean Inc. (“SCCI”) (each a “Debtor” and collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The cases were consolidated for the purpose of joint administration. The Debtors are operating their businesses as debtors-in-possession (“DIP”) pursuant to the Bankruptcy Code.  An official committee of unsecured creditors has been appointed for SCL (the “SCL Committee”) and an official committee of unsecured creditors has been appointed for Services (the “Services Committee”).

Pursuant to the provisions of the Bankruptcy Code, all actions to collect upon any of the Debtors’ liabilities as of the Petition Date or to enforce pre-petition contractual obligations are automatically stayed.  Absent approval from the Bankruptcy Court, the Debtors are prohibited from paying pre-petition obligations.  In addition, as a consequence of the chapter 11 filing, pending litigation against the Debtors is generally stayed, and no party may take any action to collect pre-petition claims except pursuant to an order of the Bankruptcy Court.  However, the Debtors have requested that the Bankruptcy Court approve certain pre-petition liabilities, such as employee wages and benefits and certain other pre-petition obligations.  While the Debtors are subject to chapter 11, all transactions of the Debtors outside the ordinary course of business will require the prior approval of the Bankruptcy Court.

At the Initial Debtors Interview with the United States Trustee on November 21, 2006, it was agreed that the Debtors’ Monthly Operating Report should consist of the following:

•                  Consolidating Schedule of Cash Receipts and Disbursements by Debtor.

•                  List of all bank accounts detailing the bank, account description, account number, and month end book balance.  Attestation that all bank reconciliations have been performed.

•                  Balance Sheets for Each Debtor.

•                  Schedules of the intercompany activity.

•                  Income Statements for each Debtor.(1)

•                  Schedule of Post-Petition fiduciary taxes – Provide Attestation that all taxes are current.

•                  Schedule of Unpaid Post-Petition Debts.

•                  Schedule of Accounts Receivable and Aging.

•                  Debtor Questionnaire.

(1)    No income statement has been prepared for Sea Containers Caribbean Inc. since it has not traded in the last 12  months.

In Re: Sea Containers Limited	Cash No: 06-1156 (KJC)
Reporting Dates: May 1 - May 31, 2007 Schedule of Cash Receipts and Disbursements

			Commerce						Bank of	Bank of	Bank of
	JP Morgan	JP Morgan	Bank	JP Morgan	JP Morgan	JP Morgan	NatWEst	Barclays	America	America	Scotland
	A/C 704	A/C 702	A/C 353	A/C 501	A/C NY705	A/C 382	A/C 886	A/C399	A/C 015	A/C 023	A/C USD01
Cash beginning of month	$45,609.00	$31,212.00	$46,587,701.00	$148,707.00	$17,278.00	$6,047.00	$10,793.00	$25.00	$164,081.00	$184,103.00	$1,500.00

Receipts
Cash Sales
Accounts Receivable
Chassis Rental
Sale of ships
Foreign Exchange Revaluation	$(12,555.00)		$-223,788.00		$21.00
Interest Income	$597.00		$141,644.00	$389.00					$820.00
Sweep from SCS
Intra company sweep	$20,270.00	$376,930.00	$(20,164,665.00)						$18,402,833.00	$30,966.00
Income received from Ge Seaco
Container Rental		$3,965.00					$-10,793.00
Total Receipts	$8,312.00	$380,895.00	$-20,246,809.00	$389.00	$21.00	$0.00	$-10,793.00	$0.00	$18,403,653.00	$30,966.00	$0.00

Disbursements
Net Payroll		$8,000.00
Loan interest
Sales Use & Other Taxes
Inventory Purchases
Secured/Rental/Leases
Insurance
S, G & A costs	$657.00	$400,376.00	$2,095,908.00	$138.00					$38.00	$8,671.00
Selling
Other (Attach List)
Contra
Sweep to SCS									$18,273,068.00
Transfers (To DIP Accts)
Intra company sweep
Professional Fees
U.S. Trustee Quarterly Fees
SC Treasury funding			$1,000,000.00
Court Costs
Total Disbursements	$657.00	$408,376.00	$3,095,908.00	$138.00	$0.00	$0.00	$0.00	$0.00	$18,273,106.00	$8,671.00	$0.00

Net Cash Flow (Receipts Less Disbursements)	$7,655.00	$-27,481.00	$(23,342,717.00)	$251.00	$21.00	$0.00	$-10,793.00	$0.00	$130,547.00	$22,295.00	$0.00

Cash End of Month	$53,264.00	$3,731.00	$23,244,984.00	$148,958.00	$17,299.00	$6,047.00	$0.00	$25.00	$294,628.00	$206,398.00	$1,500.00

	Bank of Scotland A/C 242	Bank of Scotland A/C 001	Societe Generale A/C N/A	Societe Generale A/C 032	Commerce Bank A/C 282	JPMC SCL Deposit A./C 706	HSBC A/C 298.2	Bank of Bermuda A/C 16501	Bank of Bermuda A/C 16001	Barclays Bank A/C INS & TEE	Current Month Actual
Cash beginning of month	$1,236.00	$0.00	$334,683.00	$2,891.00	$0.00	$32,034.00	$156,050.00	$12,978.00	$2,351.00	$490,000.00	$48,229,279.00

Receipts
Cash Sales											$0.00
Accounts Receivable											$0.00
Chassis Rental											$0.00
Sale of ships											$0.00
Foreign Exchange Revaluation											$-236,322.00
Interest Income			$1,051.00	$8.00		$136.00					$144,645.00
Sweep from SCS											$0.00
Intra company sweep			$(130,000.00)		$1,463,666.00			$-9,000.00	$9,000.00		$0.00
Income received from Ge Seaco											$0.00
Container Rental											$-6,828.00
Total Receipts	$0.00	$0.00	$(128,949.00)	$8.00	$1,463,666.00	$136.00	$0.00	$-9,000.00	$9,000.00	$0.00	$-98,505.00

Disbursements
Net Payroll											$8,000.00
Loan interest											$0.00
Sales Use & Other Taxes											$0.00
Inventory Purchases											$0.00
Secured/Rental/Leases											$0.00
Insurance											$0.00
S, G & A costs				$19.00	$1,463,737.00	$132.00		$11.00	$8,839.00		$3,978,526.00
Selling											$0.00
Other (Attach List)											$0.00
Contra											$0.00
Sweep to SCS											$18,273,068.00
Transfers (To DIP Accts)											$0.00
Intra company sweep											$0.00
Professional Fees											$0.00
U.S. Trustee Quarterly Fees											$0.00
SC Treasury funding											$1,000,000.00
Court Costs											$0.00
Total Disbursements	$0.00	$0.00	$0.00	$19.00	$1,463,737.00	$132.00	$0.00	$11.00	$8,839.00	$0.00	$23,259,594.00

Net Cash Flow (Receipts Less Disbursements)	$0.00	$0.00	$(128,949.00)	$-11.00	$-71.00	$4.00	$0.00	$-9,011.00	$161.00	$0.00	$(23,358,099.00)

Cash End of Month	$1,236.00	$0.00	$205,734.00	$2,880.00	$-71.00	$32,038.00	$156,050.00	$3,967.00	$2,512.00	$490,000.00	$24,871,180.00

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	$23,259,594.00
Less: Transfers to Debtor In Possession Accounts	$-18,273,068.00
Less: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	$0.00
Plus: Estate Disbursements Made By Outside Sources (i.e. From Escrow Accounts)	$0.00
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	$4,986,526.00

In Re: Sea Containers Services	Cash No:	06-11156 (KJC)

	Reporting Dates:	May 1 to May 31, 2007

£ > $ $1.96	Schedule of Cash Receipts and Disbursements in $USD (Conversion rate: £ = $1.96)

	NatWest PLC A/C # 420	Barclays Bank A/C 724	Bank of America A/C 013	Bank of Scotland A/C 234	Commerce Bank A/C 131		Current Month Actual
Cash beginning of month	$0.00	$0.00	$(24,215.66)	$3,781.36	$50,000.00	$0.00	$29,565.70

Receipts
Foreign exchange			$(36.00)	$-18.00			$-54.00
Accounts Receivable							$0.00
Interest receivable							$0.00
Depoit repaid							$0.00
Funding From SCL			$18,273,068.24				$18,273,068.24
Other (attach list)							$0.00
Tax refund			$53,543.28				$53,543.28
Total Receipts	$0.00	$0.00	$18,326,575.52	$-18.00	$0.00	$0.00	$18,326,557.52

Disbursements
Net Payroll			$1,407,068.32				$1,407,068.32
Payroll Taxes							$0.00
Rates			$140,343.84				$140,343.84
Inventory Purchases							$0.00
Secured/Rental/Leases							$0.00
Pension			$67,037.88				$67,037.88
Administrative			$1,180,335.52				$1,180,335.52
Selling							$0.00
Rent			$15,542,059.12				$15,542,059.12
Other (Attach List)							$0.00
Owner Draw *							$0.00
Transfers (To DIP Accts)							$0.00
Sweep to SCL							$0.00
Professional Fees							$0.00
U.S. Trustee Quarterly Fees							$0.00
Court Costs							$0.00
Total Disbursements	$0.00	$0.00	$18,336,844.68	$0.00	$0.00	$0.00	$18,336,844.68

Net Cash Flow (Receipts Less Disbursements)	$0.00	$0.00	$-10,269.16	$-18.00	$0.00	$0.00	$-10,287.16

Cash End of Month	$0.00	$0.00	$(34,484.82)	$3,763.36	$50,000.00	$0.00	$19,278.54

The Following Section Must Be Completed

Disbursements For Calculating U.S. Trustee Quarterly Fees (From Current Month Actual Column)
Total Disbursements	$18,336,844.68
Less: Transfers To Debtor In Possession Accounts	$0
Add: Disbursements made by Sea Containers Ltd on behalf of Sea Containers Services Ltd	$0
Total Disbursements For Calculating U.S. Trustee Quarterly Fees	$18,336,844.68

Reconciliation books to ledger	USD $0
Cash in bank at the end of the month	$19,278.54
Petty Cash	$11,126.09
Foreign Translation adjustment on Commerce Bank $50,000	$766.37
Balance per Sea Containers Services Financials 31 March 2007	$31,171.00

BANK RECONCILIATIONS

The Debtors confirm and attest that all bank reconciliations have been performed for Sea Containers Ltd. and Sea Containers Services Ltd.

Bank reconciliations are not applicable to Sea Containers Caribbean Inc. because it does not have any bank accounts.

SEA CONTAINERS LTD

BALANCE SHEET

		Unaudited	Unaudited
		May, 31	October 15,
	Note	2007	2006

Assets
Current assets
Cash and cash equivalents	(8)	$24,871,181	$50,100,986
Trade receivables - less allowances for doubtful accounts of $1.516 million		—	1,955,441
Due from related parties	(4)	7,853,462	13,481,857
Prepaid expenses and other current assets		2,725,804	1,718,439
Total current assets		35,450,447	67,256,723

Fixed assets, net	(5)	—	—

Long-term equipment sales receivable, net	(5)	—	—
Investment in group companies	(2)	—	—
Intercompany receivables	(3)	—	—
Investment in equity ownership interests	(6)	219,030,940	197,742,498
Other assets	(7)	2,925,670	3,424,161
Total assets	(1)	$257,407,057	$268,423,382

(1) Sea Containers Ltd does not produce Company only accounts. This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of May 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007.  In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumption and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated assets. The foreign exchange rates used to translate May 31, April 30, 2007 and October 15, 2006 was $1.99, $2.00 and $1.87 respectively.

(2)  As the parent Company for the Sea Containers Group, Sea Containers Ltd has an amount of $323,377,414 recorded in its books as an investment in subsidiary companies. Sea Containers Ltd is presently undergoing an exercise to ascertain the value contained within its subsidiaries that will become available to the shareholders of Sea Containers Ltd. Management’s current view is that this investment is significantly impaired; therefore, whilst this exercise is underway, Sea Containers Ltd feels it appropriate to make full provision against the investment in subsidiaries.

(3) The Sea Containers Group has a highly complex intercompany matrix that involves a large number of amounts receivable and payable. These are held as gross figures within the individual company accounting records but are netted off for the purposes of external presentation. Sea Containers Ltd is in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Sea Containers Ltd has a net intercompany receivable from its direct and indirect subsidiaries of $654,364,810. This represents a gross intercompany receivable of $1,855,491,506 and a gross intercompany payable of $1,201,126,696. Full provision has been made against this net amount whilst the exercise to ascertain value is underway. It is possible that individual subsidiaries may have a claim against Sea Containers Ltd and the netting off exercise in Sea Containers Ltd’s accounts is not prejudicial to any such claim that a subsidiary may have.

Since January 2007 Sea Containers Ltd has included adjustments to its inter company balances that arose as a result of UK statutory reporting requirements. This resulted in changes to certain inter company balances previously stated on the detailed inter company schedule. These changes did not impact on the Sea Containers Ltd balance sheet, due the company’s policy to fully provide against its net inter company balances and therefore Sea Containers Ltd has not restated its previously filed monthly operating reports.

(4) The amounts due from related parties largely consist of amounts due from GE SeaCo. These represent the anticipated recovery from GE SeaCo on completion of an expected set-off agreement. The recoverability of this amount may be affected by the asserted claim discussed in note 6.

(5) Fixed assets and long-term equipment sales receivable relate to containers. On October 3, 2006, SCL transferred the majority of these containers to a Special Purpose Company wholly owned by SCL to enable refinancing of the container fleet. These containers were transferred at Net Book Value. On October 12, 2006, the remaining assets were sold to a third party.

(6) This balance consists of the carrying value of Sea Containers Ltd’s investment in GE SeaCo and reflects GE SeaCo’s year end financial statement for the year ended December 31, 2006, reported results for Q1 2007 (as to which certain adjustments have been made, as described below) and forecast results for April and May 2007.

Following the completion of the 30 June 2007 financial statements for Sea Containers SPC Ltd, a subsidiary of Sea Containers Ltd, an adjustment has been made to the results previously reported for Sea Containers Ltd for the period from October 16, 2006 to April 30, 2007. The investment in GE SeaCo has increased in this period by $628,800.  This increase represents the equity accounting for Sea Containers Ltd’s 30% ownership of the “B class” quotas, which receive certain dividends based upon performance of the GE SeaCo MLA fleet.  Such earnings had previously been reported within the results of Sea Containers SPC Ltd, which receives “B” dividends paid in cash in respect of Sea Containers Ltd’s share of the MLA profits.

Sea Containers Ltd has also adjusted the carrying value of its equity interest in GE SeaCo, due to receiving actual Q1 2007 results. Previous MORs included forecast Q1 2007 results. The adjustment has resulted in cumulative revenue being reduced by $490,000 and Sea Containers Ltd’s investment in GE SeaCo has been reduced by the same amount.

The adjustment described above does not reflect the effect of a claim that GE SeaCo has recently asserted against Sea Containers SPC Ltd and Sea Containers Ltd in the amount of approximately $18m.  The asserted claim is in relation to the Equipment Management Agreement (“EMA”) under which GE SeaCo manages the company’s containers.  The validity and accuracy of the claim has yet to be assessed.  GE SeaCo has indicated it will withhold monies that would otherwise have been payable to Sea Containers SPC Ltd. under the EMA until it has retained the full amount that is claimed to be due to GE SeaCo.  GE SeaCo has also reserved its rights to claim directly against Sea Containers Ltd. Sea Containers Ltd has not accepted the claim because it requires extensive investigation before the merits, if any, can be determined. The Q1 2007 results, as reported by GE SeaCo have, therefore, been adjusted to exclude the financial impact of the claim before inclusion in financial statements. Had the claim been accepted, the GE SeaCo financial statements would have been adjusted by an increase in revenue of $6,718,000, and Sea Containers Ltd would have reported an increase in its investment in GE SeaCo by the same amount. Additionally, for reasons set out above, Sea Containers Ltd has not recorded a liability to GE SeaCo in respect of this claim.

(7) $2,925,670 of the Other Assets balance represent the unamortized part of capitalised finance costs in relation to certain of Sea Containers Ltd’s senior loan notes that were outstanding at May 31, 2007. The loan notes will be amortised up to maturity (between March 2008 and June 2012) at a monthly rate of $104,000.  If the loan notes, which are disclosed as being due in less than one year, are repaid then the balance of the unamortized capitalised finance costs will be expensed to the Statement of Operations.

(8)  During May 2007, Sea Containers Ltd transferred funds, pursuant to the court orders dated May 18 and March 20, 2007 respectively, to two subsidiary companies. $18,273,000 was transferred to Sea Containers Services Limited and $1,000,000 was transferred to Sea Containers Treasury Ltd.

The funds transferred by Sea Containers Ltd to Sea Containers Services Limited were used partly to make a payment of $15,698,000 to amend a long term lease agreement. This was made up a lease termination fee of $8,804,000, a dilapidations charge of $3,932,000, rental & service charges up to December 2007 of $1,213,000 and VAT thereon of $1,749,000. The balance of the amount transferred to Sea Containers Services Ltd was used to finance normal funding requirements. Likewise the amount transferred to Sea Containers Treasury Ltd was to partially fulfil the ongoing funding requirements of certain subsidiaries.

		Unaudited	Unaudited
		May, 31	October 15,
	Note	2007	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$4,276,310	$3,372,476
Accrued expenses		48,281,095	22,843,429
Current portion of long-term debt	(12)	25,761,086	25,926,107
Current portion of senior notes		385,238,522	384,938,936
Total current liabilities		463,557,013	437,080,948

Total shareholders’ equity	(11)	(206,149,956)	(168,657,566)
Total liabilities and shareholders’ equity	(9), (10)	$257,407,057	$268,423,382

(9) Sea Containers Ltd does not produce Company only accounts. This statement of liabilities and shareholder’s equity represents the Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of March 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 31, 2006, December 31, 2006 and March 31, 2007.  In order to facilitate the preparation of Sea Containers Ltd’s October 15, 2006 balance sheet, it was necessary to make certain assumption and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated liabilities. The foreign exchange rates used to translate May 31, April 30, 2007 and October 15, 2006 was $1.99, $2.00 and $1.87 respectively.

(10) The Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) has published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

The issuance of the FSD, which requires the Company to put in place financial support for these pension schemes, will not take place before 23 July 2007. Reasons for the Determination Notices were issued and received on Monday 25 June.

It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure. Sea Containers Ltd is reviewing the reasons issued by the Determination Panel and is considering whether to appeal the decision.

The Schemes are multi-employer defined benefit pension plans of Sea Containers Services Ltd., a UK indirect subsidiary of Sea Containers Ltd. If FSDs are issued against Sea Containers Ltd, it may be liable to make a financial contribution to one or both of the Schemes, most likely in the form of a stipulated unsecured claim against Sea Containers Ltd, which will rank pari passu with other unsecured creditors. This direct unsecured claim may exceed any claim which could have been brought by Sea Containers Services Ltd under the terms of a support agreement between Sea Containers Ltd and Sea Containers Services Ltd. entered into in 1989 under which the UK subsidiary provides administrative services to the Sea Containers Group and other subsidiaries and is indemnified by Sea Containers Ltd for the cost of those services.

The Trustees of the Schemes or their actuary have advised Sea Containers Ltd that their current estimates of the cost of winding up the Schemes, including the cost of purchasing annuities to pay projected benefit obligations to Scheme participants, would be approximately £107 million ($201 million) for the 1983 Scheme (after giving effect to the withdrawal of a GE SeaCo SRL subsidiary from the 1983 Scheme) and approximately £27 million ($51 million) for the 1990 Scheme. These values are subject to revision and because the Schemes are multi-employer plans, the liabilities under them are shared among the participating companies. The FSD notices published only cover the pension liabilities related to the employer Sea Containers Services Limited of £73.7 million ($147 million) for the 1983 Scheme and £17.6 million ($35 million) for the 1990 Scheme.

(11) Shareholders’ Equity is calculated after all adjustments that have been noted in notes (1) to (10) above.  In particular, the treatment of investments in group companies and net intercompany receivables as discussed in notes (3) and (4) have a material effect on Shareholders’ Equity. Any adjustment to this policy which may arise on completion of the exercise to ascertain value held in subsidiary companies and the associated evaluation of intercompany receivables and payables may have a material impact on Shareholders’ Equity as stated.

(12) The Current portion of long term debt consists of loans from Trilogy Portfolio LLC, for a ship acquisition and Silverpoint, who made certain payments on behalf of Sea Containers Ltd to shareholders of another company. During April 2007, the vessel Seacat Scotland was sold and the proceeds were used to repay part of the debt on the vessel to Trilogy Portfolio LLC.

SEA CONTAINERS LTD

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	For the period 16 Oct
	Note	May 31, 2007	to May 31, 2007

Revenue	(14)	$2,844,000	$21,315,663

Costs and expenses:
Operating costs		96,213	1,154,672
Selling, general and administrative expenses	(17)	(14,903,657)	(32,280,703)
Professional fees	(16)	(4,694,080)	(11,280,205)
Charges to provide against intercompany accounts	(15)	(3,762,203)	15,787,188
Depreciation & amortization		—	(58,677)
Total costs and expenses		(23,263,727)	(26,677,725)

Gain or (Loss) on sale of assets		(26,929)	197,920

Operating income		(20,446,656)	(5,164,142)

Other income (expense)
Interest income		144,457	1,613,760
Foreign exchange gains or (losses)		(235,355)	(323,303)
Interest expense, net of capitalized interest		(3,724,065)	(26,323,268)

Income before taxes		(24,261,619)	(30,196,953)

Income tax expense		(100,000)	(751,614)

Net loss	(13)	$(24,361,619)	$(30,948,567)

(13) Sea Containers Ltd does not produce Company only accounts. This statement of operations represents the Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As May 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007.  In order to facilitate the preparation of Sea Containers Ltd’s December 31, 2006 income statement, it was necessary to make certain assumption and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated revenues and expenses. . The foreign exchange rate used to translate May 31, April 30, 2007 and October 15, 2006 was $1.99, $2.00 and $1.87 respectively.

(14) Revenue includes $1,953,166 in respect of Sea Containers Ltd’s equity interest in GE SeaCo.

Following the completion of the 2007 Q1 financial statements for Sea Containers SPC Ltd, a subsidiary of Sea Containers Ltd, an adjustment on income previously recognised in Sea Containers SPC Ltd has been made to the results for Sea Containers Ltd, for the period October 16, 2006 to April 30, 2007. Revenue has increased by $5,754,300 and selling, general and administrative expenses have increased by $5,125,500. The net effect has been a decrease in the net loss, for this period of $628,800.

The Company has also adjusted the revenue, in respect of Sea Containers Ltd’s equity interest in GE SeaCo, due to receiving revised Q1 2007 results. This has resulted in revenue in the period being reduced by $490,000 and Sea Containers Ltd’s investment in GE SeaCo being reduced by the same amount. Both these adjustments have been discussed in more detail in note 6.

(15)  Sea Containers Ltd’s policy prior to the bankruptcy filing date was to make provisions for the net receivable due from Sea Containers Ltd Group’s subsidiary companies. The change in the month above, relates to increases in the net receivable balance due from group companies in the month, which have been impaired in accordance with note 3.

(16)  As at May 31, 2007 professional fees totalling $11,280,205 have been expensed. Such costs are not included until they have been approved by the Court. The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited is under review.

(17)  Included in selling, general and administrative expenses, is a cost recharged by Sea Containers Services Limited, which relates to a payment of $13,949,000 made to amend a long term lease agreement. The amounts recharged in May 2007 consisted of a lease termination fee of $8,804,000 and a dilapidations charge of $3,932,000. A determination of the correct allocation of these payments between Sea Containers Ltd and Sea Containers Services Limited is underway.

SEA CONTAINERS SERVICES

BALANCE SHEET

		Unaudited	Unaudited
		May 31,	October 15,
	Note	2007	2006

Assets
Current assets
Cash and cash equivalents		$31,171	$274,533
Trade receivables		41,199	419,162
Due from related parties (GE SeaCo)		6,313,902	4,805,049
Prepaid expenses and other current assets	(3)	5,896,342	14,242,003
Total current assets		12,282,614	19,740,747

Fixed assets, net		2,671,123	3,410,461

Investments		2,677,370	2,515,920
Intercompany receivables	(2)	43,176,757	29,746,215
Other assets	(3)	3,703,291	14,975
Total assets	(1)	$64,511,155	$55,428,318

(1) This statement of assets reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of March 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007.  In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumption and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate May 31, April 30, 2007, 2007 and October 15, 2006 was $1.99, $2.00 and $1.87 respectively.

(2) Sea Containers Services Ltd. has net intercompany receivables of $43,176,757. This represents gross intercompany receivables of $116,592,112 and gross intercompany payables of $73,415,355. The Sea Containers Group has a highly complex intercompany accounting process. The Sea Containers Group is currently in the process of evaluating all intercompany receivables and payables as part of its exercise to ascertain value held in subsidiary companies. Whilst this exercise remains ongoing Sea Containers Services Ltd. regards it as appropriate to reflect the full intercompany receivables and payables within its Balance Sheet on a net basis but it is possible that a full or partial provision against its intercompany balances will be required on completion of the evaluation.

(3)  Following a review of Sea Container Services Ltd’s tax position at 31 December, 2006, a deferred tax asset has been recognised which relates to timing differences in claiming capital allowances. The current portion of $1,196,000 is held in prepaid expenses and the long term portion of $3,720,000 is held in Other assets.

As part of the 2005 audit of Sea Container Services Limited and a review of the allocation of professional fees, the carrying value of the deferred tax asset is under review.

		Unaudited	Unaudited
		May 31,	October 15
	Note	2007	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$2,117,621	$1,198,421
Accrued expenses		2,457,288	5,736,956
Current portion of long-term debt		1,665,550	1,807,527
Total current liabilities		6,240,459	8,742,904

Total shareholders’ equity		58,270,696	46,685,414
Total liabilities and shareholders’ equity	(4), (5)	$64,511,155	$55,428,318

(4) This statement of assets reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of March 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007. In order to facilitate the preparation of Sea Containers Ltd and Sea Container Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumption and estimates. The certification and audit process for Sea Container Services Limited at December 31, 2005 and December 31, 2006 year ends may result in adjustments to the above stated assets. The foreign exchange rates used to translate May 31, April 30, 2007, 2007 and October 15, 2006 was $1.99, $2.00 and $1.87 respectively.

(5) The Determinations Panel of the United Kingdom government Pensions Regulator (which regulates employment-based pension plans in the UK and aims to protect the benefits of members of UK pension plans) has published notices of its decision that a Financial Support Direction (FSD) will be issued against Sea Containers Ltd. under Section 43 of the Pensions Act 2004 in respect of the Sea Containers 1983 Pension Scheme (the “1983 Scheme”) and the Sea Containers 1990 Pension Scheme (the “1990 Scheme”) (together the “Schemes”). The hearing before the Determination Panel took place on 12 and 13 June 2007 to consider the warning notices issued by the Regulator in October 2006 and April 2007 in respect of the two Pension Schemes.

The issuance of the FSD, which requires the Company to put in place financial support for these pension schemes, will not take place before 23 July 2007. Reasons for the Determination Notices were issued and received on Monday 25 June.

It has always been Sea Containers Ltd’s expectation that any restructuring plan of reorganization proposed under the Chapter 11 bankruptcy protection process would be subject to the Pensions Regulator’s Clearance procedure. Sea Containers Ltd is reviewing the reasons issued by the Determination Panel and is considering whether to appeal the decision.

The Schemes are multi-employer defined benefit pension plans of Sea Containers Services Ltd., a UK indirect subsidiary of Sea Containers Ltd. If FSDs are issued against Sea Containers Ltd, it may be liable to make a financial contribution to one or both of the Schemes, most likely in the form of a stipulated unsecured claim against Sea Containers Ltd, which will rank pari passu with other unsecured creditors. This direct unsecured claim may exceed any claim which could have been brought by Sea Containers Services Ltd under the terms of a support agreement between Sea Containers Ltd and Sea Containers Services Ltd. entered into in 1989 under which the UK subsidiary provides administrative services to the Sea Containers Group and other subsidiaries and is indemnified by Sea Containers Ltd for the cost of those services.

The Trustees of the Schemes or their actuary have advised Sea Containers Ltd that their current estimates of the cost of winding up the Schemes, including the cost of purchasing annuities to pay projected benefit obligations to Scheme participants, would be approximately £107 million ($201 million) for the 1983 Scheme (after giving effect to the withdrawal of a GE SeaCo SRL subsidiary from the 1983 Scheme) and approximately £27 million ($51 million) for the 1990 Scheme. These values are subject to revision and because the Schemes are multi-employer plans, the liabilities under them are shared among the participating companies. The FSD notices published only cover the pension liabilities related to the employer Sea Containers Services Limited of £73.7 million ($147 million) for the 1983 Scheme and £17.6 million ($35 million) for the 1990 Scheme.

SEA CONTAINERS SERVICES

STATEMENT OF OPERATIONS

		Unaudited	Unaudited
		One Month Ended	Period October 16, 2006
	Note	May 31, 2007	to May 31, 2007

Revenue	(9)	$15,043,777	$28,165,280

Costs and expenses:
Selling, general and administrative expenses	(9)	(14,869,370)	(25,103,554)
Professional fees (formerly Reorganisation costs)	(7)	144,243	(361,782)
Depreciation & amortization		(108,558)	(843,034)
Total costs and expenses		(14,833,685)	(26,308,369)

Gains on sale of assets		—	30,423

Operating income		210,092	1,887,335

Other income (expense)
Interest income		8,651	8,751
Foreign exchange gains or (losses)		—	(134,288)
Interest expense, net of capitalized interest		(35,595)	(132,477)

Income before taxes		183,148	1,629,319

Income tax credit	(8)	—	7,504,714

Net income	(6)	$183,147	$9,134,034

(6) This statement of operations reflects Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of April 30, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007. In order to facilitate the preparation of Sea Containers Services Limited’s October 15, 2006 balance sheet, it was necessary to make certain assumption and estimates. The certification and audit process at December 31, 2006 year end may result in adjustments to the above stated revenues and expenses. The The foreign exchange rates used to translate May 31, April 30, 2007 and October 15, 2006 was $1.99, $2.00 and $1.87 respectively.

(7) As at May 31, 2007 professional fees totalling $361,782 have been expensed. May 2007 includes the release of a number of invoices for post petition costs which were originally included in December 2006 but as court approval has not occurred such costs have been reversed. The allocation of professional fees between Sea Containers Ltd and Sea Containers Services Limited is under review.

(8) The income tax credit for the period October 16, 2006 to April 30, 2007 consists of deferred tax of $4,821,320 and current tax of $2,683,394.

As part of the 2005 audit of Sea Container Services Limited and a review of the allocation of professional fees, the carrying value of the deferred tax asset, in the balance sheet, is under review.

(9) In May 2007, following a court approval and included in selling, general and administrative expenses, is a cost which relates to a payment of $13,949,000 made to amend a long term lease agreement. The costs included above were a lease termination fee of $8,804,000 and a dilapidations charge of $3,932,000. These costs were then recharged to Sea Containers Ltd and are included in revenue for the month. A determination of the correct allocation of these payments between Sea Containers Ltd and Sea Containers Services Limited is underway.

SEA CONTAINERS CARIBBEAN

BALANCE SHEET

		Unaudited	Unaudited
		May 31,	October 15,
	Note	2007	2006

Assets
Current assets
Cash and cash equivalents		$—	$—
Deferred tax		—	—
Due from related parties		—	—
Prepaid expenses and other current assets		—	—
Total current assets		—	—

Fixed assets, net		—	—

Investments		—	—
Intercompany receivables		—	—
Other assets		—	—
Total assets	(1)	$—	$—

(1) This statement of assets represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of May 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006 and March 31, 2007. The certification and audit process may result in adjustments to the above stated assets. Sea Containers Caribbean Inc. has not traded in the last twelve months.

		Unaudited	Unaudited
		May 31,	October 15,
	Note	2007	2006

Liabilities and shareholders’ equity
Current liabilities
Accounts payable		$3,530,094	$3,530,094
Accrued expenses			—
Current portion of long-term debt			—
Total current liabilities		3,530,094	3,530,094

Total shareholders’ equity		(3,530,094)	(3,530,094)
Total liabilities and shareholders’ equity	(2)	$—	$—

(2) This statement of liabilities represents Sea Containers Group’s internal accounting, on an unaudited and uncertified basis. As of May 31, 2007, Sea Containers Ltd has not filed its form 10-K report for fiscal year ended December 31, 2005, nor has it filed form 10-Q reports for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 December 31, 2006 and March 31, 2007. The certification and audit process may result in adjustments to the above stated liabilities. Sea Containers Caribbean Inc .has not traded in the last twelve months.

SCL Intercompany Balance As At

		REVISED
	May 31	April 30
	2007	2007	Movement
	$	$	$

Receivable

SC British Isles	121,920,993	122,768,154	(847,161)
SC Services	69,953,823	66,670,912	3,282,911
West Australia Line	1,222,855	1,222,855	0
Ferry & Port Holdings	919,245,006	922,813,786	(3,568,780)
SC Finland (Ex Silja Holdings)	93,475,291	93,486,824	(11,533)
SC America Inc	8,195,856	8,195,856	0
CMCI	2,611,781	2,611,781	0
SC Asia Pte	545,140	514,134	31,006
SeaCat 2	20,013,418	20,013,418	0
SC Australia	7,902,610	7,902,610	0
Cooltainers	25	25	0
SPC	126,612,793	126,769,701	(156,908)
SPC Holdings	142,167,251	142,167,251	0
SC Brasilia	12,962,346	12,962,346	0
Mobilbox	182	182	0
Strider 2	4,222,504	4,222,504	0
Vessel Holdings 3	7,644,985	7,644,985	0
Strider 9	1,938,178	1,938,178	0
Strider 10	8,821,179	8,821,179	0
Technitank	600,000	600,000	0
Boxer 2	2,731,302	2,731,302	0
Boxer 3	13,419,698	13,419,698	0
Contender 1	36,712,498	36,712,498	0
Pacifica Ship Management	196,460	196,460	0
Nagara Tam	854,524	854,524	0
Nagara Ltd	1,052,675	1,052,675	0
Seafast Management Services	63,965	63,965	0
Paulista Containers	25,293,404	25,293,404	0
Brasiluvas Agricola	3,278,860	3,249,734	29,126
SC Properties	10,217,854	10,217,854	0
Vessel Holdings	2,390,777	2,390,777	0
SeaCat 4	16,122,868	18,094,927	(1,972,059)
SC Mauritius	52,102	52,102	0
Freight containers India	37,018	37,018	0
Super SeaCat 1	20,402,939	20,402,939	0
Super SeaCat 2	25,555,343	25,555,343	0
Super SeaCat 3	8,261,506	8,320,382	(58,876)
Super SeaCat 4	12,637,702	12,702,339	(64,637)
SeaCat Ltd	17,212,321	17,212,321	0
SeaCat 6	12,282,187	12,282,187	0
SeaCat 7	13,377,343	13,377,343	0
SC Ropax	3,310,671	3,310,671	0
Seacat Limited	1,872,624	1,887,887	(15,263)
Fast Ferries Ltd	9,677,215	9,725,844	(48,629)
SC Opera	39,059,114	39,059,114	0
SC Finnjet	16,287,248	16,287,248	0
SC Treasury	12,769,561	11,771,825	997,736
SC Estonia	11,533	0	11,533
SC Finland OY	293,978	170,464	123,514

	1,855,491,506	1,857,759,526	(2,268,020)

		REVISED
	May 31	April 30
	2007	2007	Movement
	$	$	$

Payable

Super SeaCat Italia	(130)	(130)	0
SC Italia Holdings	(66,621)	(66,621)	0
Fairways and Swinford	(313,802)	(313,802)	0
SC Chartering	(60)	(60)	0
Yorkshire Marine Containers	(12,909,708)	(12,969,471)	59,763
Illustrated London News	(20,113,606)	(20,214,053)	100,447
SC Finland Services	(19,449,685)	(19,736,530)	286,845
Liverpool Dublin	(42)	(42)	0
Hoverspeed GB	(3,773,257)	(3,746,897)	(26,360)
SC UK	(1,013,075,124)	(1,018,165,826)	5,090,702
Burginhall 818	(39,802)	(40,002)	200
SeaCo Parts Inc	(439,147)	(439,147)	0
SC Ports & Ferries	(80,680,292)	(80,680,292)	0
IRS pte	(46,963)	(46,963)	0
Hyde Park Containers	(5,251)	(5,251)	0
Melbourne Park containers	(210,346)	(210,346)	0
IRS NZ	(34,661)	(34,661)	0
SC Iberia	(5,003,186)	(5,300,092)	296,906
Contender 2	(5,116,079)	(5,116,079)	0
Atlantic Maritime Services	(2,591,280)	(2,591,280)	0
Marine Container Insurance	(12,013,628)	(12,063,628)	50,000
Societe Bananiere De Motobe	(1,625,043)	(1,625,043)	0
SC Holdings	(18,146,956)	(18,238,145)	91,189
SC Finance Ireland	(5,458,188)	(5,538,686)	80,498
SCL Activities	(13,839)	(13,872)	33

	(1,201,126,696)	(1,207,156,919)	6,030,223

Net	654,364,810	650,602,607	3,762,203

SCS Intercompany Balance As At

	USD 1.99	USD 2.00
	May-31	Apr-30		Movement
	2007	2007	Movement	@ USD 1.99
	£	£	£	$

Receivable

SC British Isles	23,789,378	23,789,378	—	—
Ferry & Port Holdings (incl ILN)	1,644,567	1,299,454	345,113	686,775
ILN + Sketch	25,580,923	25,580,923	—	—
YMCL	5,087,666	5,080,777	6,889	13,709
Hart Fenton	1,096,684	1,108,823	(12,139)	(24,157)
SC Asia Pte	558,387	558,387	—	—
Periandros	453,859	450,526	3,333	6,633
Newhaven Marina	192,714	192,714	—	—
SC House Management	153,191	162,132	(8,941)	(17,793)
SC America Inc	29,112	29,112	—	—
Insurance Premiums to be recharged	2,520	2,520	—	—

	58,589,001	58,254,746	334,255	665,167

Payable

SCL	(35,152,675)	(33,335,456)	(1,817,219)	(3,616,266)
SC Property Services	(1,582,327)	(1,627,327)	45,000	89,550
Fairways & Swinford	(25,443)	(87,535)	62,092	123,563
SC Treasury	(131,693)	(57,909)	(73,784)	(146,830)

	(36,892,138)	(35,108,227)	(1,783,911)	(3,549,983)

	21,696,863	23,146,519	(1,449,656)	(2,884,815)

	$	$
Receivable	116,592,112	116,509,492

Payable	(73,415,355)	(70,216,454)

	43,176,757	46,293,038

TAX PAYMENT ATTESTATION

Taxes

Pursuant to the Exempted Undertakings Tax Protection Act (Bermuda) 1966, Sea Containers Ltd., a company incorporated under the laws of Bermuda, is not subject to any tax on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance.

Sea Containers Services Ltd. has paid post-petition tax payments as due.

Payroll Taxes Withheld and Paid

All payroll taxes of Sea Containers Services Ltd. have been fully paid for the period covered by this report.

STATEMENT REGARDING INSURANCE POLICIES

All insurance policies for the Debtors have been fully paid for the period covered by this report, including workers compensation and disability insurance.

In Re;	Sea Containers Ltd	Case No.

		Reporting Date	May 31, 2007

		$

Accounts Receivable Reconciliation and Aging

Total accounts receivable at the beginning of the reporting period		1,678,548

Add	Amounts billed during the period	254,360

Less	Amounts collected during the period	(355,309)

Other movements		(61,474)

Total accounts receivable at the end of the reporting period		1,516,125

Accounts Receivable Ageing

0 - 30	days old	18,021

31 - 60	days old	244,825

61 - 90	days old	126,330

91 +	days old	1,126,949

Total accounts receivable		1,516,126

Amounts considered uncollectible (net)		(1,516,126)

Accounts receivable net		—

The company is undergoing a full bad debt review. Until this review is complete it is the Company’s policy to fully provide against all trade receivables. However the Company continues to collect its trade receivables as and when they fall due.

In Re;	Sea Containers Services Limited	Case No.

		Reporting Date	May 31, 2007

		$

Accounts Receivable Reconciliation and Aging

Total accounts receivable at the beginning of the reporting period		228,240

Add	Amounts billed during the period	(170,505)

Less	Amounts collected during the period	(15,397)

Other movements		(1,139)

Total accounts receivable at the end of the reporting period		41,199

Accounts Receivable Ageing

0 - 30	days old	35,030

31 - 60	days old	6,169

61 - 90	days old	0

91 +	days old	0

Total accounts receivable		41,199

Amounts considered uncollectible (net)		0

Accounts receivable net		41,199

Sea Containers Ltd

Post Petition Aged Creditors listing

As at May 31, 2007

		Number of days past due
	Current	0 - 30	31 - 60	61 - 90	Total
	$	$	$	$	$

Accounts Payable	44,331	65,419	13,943	319,955	443,648

Professional fees	1,689,587	313,265	412,389	1,308,482	3,723,723

	1,733,918	378,684	426,332	1,628,437	4,167,371

Professional fees are made up as follows:

Bingham McCutchen	—	—	280,995	—	280,995
BMC Group	—	117,108	5,612	38,340	161,060
Carter Ledyard and Milburn	—	—	—	122,377	122,377
Conyers Dill and Pearman	6,582	—	—	—	6,582
Houlihan Lokey Howard	218,516	—	—	—	218,516
Kirkland and Ellis	45,596	—	—	179,484	225,080
Kroll	—	—	125,782	—	125,782
Morris Nichols	—	29,307	—	28,211	57,518
Pepper Hamilton	36,669	—	—	—	36,669
Richards Reed Smith Butler	—	42,612	—	—	42,612
Sidley Austin	1,309,207	—	—	940,070	2,249,277
Warren H Smith and Assoc	27,814	—	—	—	27,814
Willkie Farr & Gallagher	45,203	63,660	—	—	108,863
Young Conaway	—	60,578	—	—	60,578

	1,689,587	313,265	412,389	1,308,482	3,723,723

Sea Containers Services Ltd

Post Petition Aged Creditors listing

As at May 31, 2007

		Number of days past due
	Current	0 - 30	31 - 60	61 - 90	Total
	$	$	$	$	$

Accounts Payable	881,134	—	164,899	296,908	1,342,942

Professional fees	173,767	—	61,491	187,285	422,543

	1,054,901	0	226,390	484,193	1,765,484

Professional fees are made up as follows:

Pricewaterhouse Coopers	—	—	—	76,096	76,096
Richards Butler	173,767	—	—	48,496	222,263
Collinson Grant	—	—	61,491	62,693	124,184

	173,767	0	61,491	187,285	422,543

DEBTORS QUESTIONNAIRE

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside normal course of business this reporting period? If yes, provide an explanation below.		X
2. Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X
3. Have all postpetition tax returns been timely filed? If no, provide an explanation below.	X
4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X